FOR IMMEDIATE RELEASE

Labcorp Contacts:
Christin O'Donnell (investors) — 336-436-5076
Investor@Labcorp.com

Kimbrel Arculeo (media) — 336-436-8263
Media@Labcorp.com

LABCORP TO ANNOUNCE THIRD QUARTER FINANCIAL RESULTS ON OCTOBER 26, 2023

BURLINGTON, N.C., Sept. 29, 2023 — Labcorp (NYSE: LH), a global leader of innovative and comprehensive laboratory services, will release its financial results for the third quarter of 2023 before the market opens on Thursday, October 26, 2023. The company will host a conference call and webcast beginning at 9 a.m. ET that day to discuss the results. The earnings press release and accompanying financial information will be posted on the Labcorp Investor Relations website.
The call will be webcast live on the Labcorp Investor Relations website. Participants may also register for the call by clicking on this link, to receive the dial-in numbers and unique PIN to access the call. The webcast and dial-in are listen-only. It is recommended that participants join 10 minutes prior to the start, although participants may register and join at any time during the call.
A replay of the webcast will be available approximately two hours after the conclusion of the live event, and will be available until October 12, 2024. To access the webcast recording, visit the Labcorp Investor Relations website.

About Labcorp
Labcorp (NYSE: LH) is a global leader of innovative and comprehensive laboratory services that helps doctors, hospitals, pharmaceutical companies, researchers and patients make clear and confident decisions. We provide insights and advance science to improve health and improve lives through our unparalleled diagnostics and drug development laboratory capabilities. The company's more than 60,000 employees serve clients in over 100 countries, worked on over 80% of the new drugs approved by the FDA in 2022 and performed more than 600 million tests for patients around the world. Learn more about us at www.labcorp.com.
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